                                                                    EXHIBIT 10.6

                             MERCHANT FACTORS CORP.

    1430 Broadway, New York, New York 10018 (212) 840-7575 Fax (212) 869-1752


                         ADDENDUM TO FACTORING AGREEMENT

Littlefield Adams & Co.
6254 Executive Blvd.
Huber Heights, OH 45424

Re: Discount Factoring Agreement

Gentlemen:

We refer to the Discount Factoring Agreement which we entered into on January 25, 1996 ("the Agreement"). We hereby agree that the Agreement be amended as follows with effect from December 1, 1998:

Re: Paragraph 1            "Receivables" shall mean and include all accounts
                            except Walmart, KMart and Target Stores.

Re: Paragraph 5            The "effective rate" of interest shall be amended to
                           two percent (2%) in excess of the prime commercial interest rate as defined.

                           The provision that the effective rate of interest hereunder shall not be less than twelve percent (12%) per annum is hereby deleted.

Re: Paragraph 6(b)         Advances against the purchase price for net amount of
                           outstanding approved receivables assigned, as defined shall be amended to an amount up to eighty percent
                           (80%) of the net amount thereof.

                           "Collection Days" shall mean five (5) business days for the collection of checks and other instruments.

Re: Paragraph 7            The minimum aggregate commissions payable under this
                           agreement shall be amended to Fifty Thousand Dollars
                           ($50,000) per calendar year. The minimum commission payable for each month shall be Four Thousand One
                           Hundred and Sixty-six Dollare and Sixty-seven cents
                           ($4,166.67) but should commissions payable during the calendar year at any time aggregate more than the foregoing annual minimum, then the previously charged minimum commissions shall be rebated to you.

Re: Paragraph 14            This Agreement shall continue in effect until
                            December 31, 2000 and shall be automatically renewed for successive periods of one (1) year unless terminated under the terms of the Agreement.

All other terms and conditions of the Agreement shall remain unchanged.



Very truly yours,

MERCHANT FACTORS CORP.


/s/ Walter Kaye
Walter Kaye
President


ACCEPTED, AGREED AND ACKNOWLEDGED:


LITTLEFIELD, ADAMS & CO.                             ATTEST:              (SEAL)


By: /s/ Michael Balber                               /s/ Warren L. Rawls
       MICHAEL BALBER,                               WARREN L. RAWLS
       PRESIDENT                                     SECRETARY





                                        2